Exhibit 99.1

Clearway Energy, Inc. Seeks Shareholder Approval at Annual Meeting to Simplify Public Share Class Structure

PRINCETON, NJ - March 9, 2026 - Clearway Energy, Inc. (NYSE: CWEN, CWEN.A) (the “Company”) announced today that its Board of Directors (the “Board”) has approved a proposal to be submitted for stockholder approval at its 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”) to simplify its public share class structure into a single share class.

The Board has approved a proposal to amend and restate the Company’s certificate of incorporation (the “Charter Amendment”) that would convert each share of the Company’s Class A common stock, par value $0.01 per share (the “Class A common stock”), into one share of the Company’s Class C common stock, par value $0.01 per share (the “Class C common stock”). Under the terms of the Charter Amendment, such conversion (the “Class A Conversion”) would occur automatically at 12:01 a.m., Eastern Time, on the second business day following the filing of the Charter Amendment.

On March 9, 2026, the last reported sales price of the Class A common stock on the New York Stock Exchange (“NYSE”) was $35.57 per share, and the last reported sales price of the Class C common stock on the NYSE was $37.94 per share, a 6.7% premium to the Class A common stock.

The consolidation of the Company’s Class A common stock into the Class C common stock, which is responsive to suggestions from current and potential stockholders, is expected to benefit stockholders by:

•	Eliminating the complexity of a dual-class public trading structure
•	Addressing the persistent valuation discount between the Class A and Class C common stock
•	Providing stockholders with the opportunity to own a more liquid stock with a larger public float
•	Enhancing the appeal of the Company’s stock to a broader investor base

In connection with the Class A Conversion, Clearway Energy Group LLC (“CEG”), the owner of all of the Company’s outstanding Class B common stock and Class D common stock, would enter into a Voting Trust Agreement (the “Voting Trust Agreement”) designed to preserve the total relative voting power of the Company’s public stockholders following the Class A Conversion. Please refer to the Appendix section of this release for additional information on the Voting Trust Agreement and forthcoming Proxy Statement.

Craig Cornelius, the Company’s President and Chief Executive Officer, commented, “Clearway is embarking on this proposal to create value for all stockholders. Holders of Class A common stock, who have historically experienced a valuation discount and lower trading liquidity compared to the Class C common stock, will have the opportunity to vote on a proposal that will allow the Company to convert their Class A common stock into Class C common stock. In turn, the simplified share structure would benefit holders of Class C common stock by providing them with a more liquid investment with an increased public float, which we believe will enhance its attractiveness to a broader investor base and further support our capital allocation strategy. Finally, this simplification has been structured so that the collective voting rights of our public investors would be the same after the conversion as they are today.”

The Class A Conversion is intended to qualify as a tax-free exchange for U.S. Federal income tax purposes. However, the Company has not sought and does not intend to seek any rulings from the U.S. Internal Revenue Service (the “IRS”) regarding the tax consequences of the Class A Conversion and, thus, there can be no assurance that the IRS will not take a contrary position or that such position would not be sustained by a court.

The Board intends to submit the proposal to the Company’s stockholders to approve the Charter Amendment (the “Charter Amendment Proposal”) at the 2026 Annual Meeting, which is expected to be held in the second quarter of 2026. Stockholders who own Class A, Class B, Class C or Class D common stock at the close of business on March 19, 2026, or their duly appointed proxies, are entitled to vote at the 2026 Annual Meeting. The Company intends to file with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A relating to the 2026 Annual Meeting (the “Proxy Statement”). The Charter Amendment Proposal will be detailed in the Proxy Statement. Stockholders will be able to obtain copies of the Proxy Statement and any filings with the SEC that will be incorporated by reference in the Proxy Statement, as and when filed by the Company with the SEC, without charge, by directing a request to the Company’s Investor Relations department by email at investor.relations@clearwayenergy.com.

About Clearway Energy, Inc.

Clearway Energy, Inc. is one of the largest owners of clean energy generation assets in the U.S. Our portfolio comprises approximately 12.9 GW of gross capacity in 27 states, including approximately 10.1 GW of wind, solar and battery energy storage systems and approximately 2.8 GW of conventional dispatchable power capacity that provide critical grid reliability services. Through our diversified and primarily contracted clean energy portfolio, Clearway Energy endeavors to provide its investors with stable and growing dividend income. Clearway Energy, Inc.’s Class C and Class A common stock are traded on the New York Stock Exchange under the symbols CWEN and CWEN.A, respectively. Clearway Energy, Inc. is sponsored by its controlling investor, Clearway Energy Group LLC. For more information, visit investor.clearwayenergy.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “expect,” “estimate,” “target,” “anticipate,” “forecast,” “plan,” “outlook,” “believe” and similar terms. Such forward-looking statements include, but are not limited to, statements regarding the potential or anticipated benefits or effects of the Charter Amendment or the Class A Conversion, the tax consequences of the Class A Conversion and other statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance and condition.

Although the Company believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, risks and uncertainties related to: the ability of the Company to obtain the requisite stockholder approvals for the Charter Amendment Proposal; the timing of the Class A Conversion; unforeseen or adverse changes in the capital markets generally or in trading conditions applicable to the Company’s securities; the impact of the Class A Conversion on the Company’s ability to execute its capital allocation strategy; unanticipated costs or expenses in connection with the Charter Amendment Proposal or the Class A Conversion; potential litigation or other proceedings challenging the Charter Amendment Proposal or the Class A Conversion; the effect of the announcement of the Charter Amendment Proposal on the trading prices of the Class A common stock and Class C common stock; and risks related to the Company’s business, operations, financial condition and prospects.

The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The foregoing review of factors that could cause the Company’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect the Company’s future results included in its filings with the SEC at www.sec.gov. In addition, the Company makes available free of charge at www.clearwayenergy.com, copies of materials it files with, or furnishes to, the SEC.

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Contacts:

Investors:	Media:
Akil Marsh	Julia Poska
investor.relations@clearwayenergy.com	media@clearwayenergy.com
609-608-1500

Jeanne Carr

MacKenzie Partners

jcarr@mackenziepartners.com

212-929-5916

Appendix:

Additional Information on Proxy Statement and Charter Amendment Proposal

The Company intends to file the Proxy Statement in connection with the 2026 Annual Meeting and its solicitation of proxies for the Charter Amendment Proposal and for other matters to be voted on at the 2026 Annual Meeting. The Company may also file other relevant documents with the SEC regarding its solicitation of proxies for the 2026 Annual Meeting. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT SOLICITATION MATERIALS WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain copies of the Proxy Statement, any amendments or supplements thereto and other documents as and when filed by the Company with the SEC, without charge, at the SEC’s website at www.sec.gov, and on the Investor Relations page of the Company’s website at www.clearwayenergy.com. Stockholders will also be able to obtain copies of the Proxy Statement and any filings with the SEC that will be incorporated by reference in the Proxy Statement, as and when filed by the Company with the SEC, without charge, by directing a request to the Company’s Investor Relations department by email at investor.relations@clearwayenergy.com.

The adoption of the Charter Amendment Proposal will require the affirmative vote of (i) 66 2/3% of the combined voting power of the shares of the Company’s common stock outstanding and entitled to vote thereon and (ii) a majority of the voting power of the shares of Class A common stock outstanding and entitled to vote thereon.

Governance Protections Through Voting Trust Agreement

In connection with the Class A Conversion, CEG, the owner of all of the Company’s outstanding Class B common stock and Class D common stock, would enter into the Voting Trust Agreement, which is designed to preserve the total relative voting power of the Company’s public stockholders following the Class A Conversion. Under the Voting Trust Agreement, CEG would deposit into a voting trust a number of shares of its Class B common stock (the “Voting Trust Shares”) necessary to maintain the same total relative voting power that the public stockholders held in the Company as of immediately prior to the Class A Conversion. The voting trustee under the Voting Trust Agreement would be required to vote the Voting Trust Shares in the same proportion as the votes cast by all stockholders of the Company.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers, as well as certain employees of CEG in accordance with the services such employees perform for and on behalf of the Company pursuant to an Amended and Restated Master Services Agreement and Payroll Sharing Agreement between the Company and CEG, may be deemed to be participants in connection with the solicitation of proxies from Company stockholders in respect of the matters to be considered at the 2026 Annual Meeting. Information regarding the names of such directors and executive officers and their respective interests in the Company, by securities holdings or otherwise, is available in the Company’s proxy statement relating to its 2025 Annual Meeting of Stockholders, which was filed with the SEC on March 13, 2025 (the “2025 Proxy Statement”). Please also refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 24, 2026, and the Company’s Current Reports on Form 8-K filed with the SEC from time to time. To the extent the Company’s directors and executive officers have acquired or disposed of securities holdings since the applicable “as of” date discussed in the 2025 Proxy Statement, such transactions have been or will be reflected on Statements of Change in Ownership on Form 4, Initial Statements of Beneficial Ownership on Form 3 or amendments to beneficial ownership reports on Schedules 13D filed with the SEC. Additional information regarding the interests of participants in the solicitation of proxies in respect of the 2026 Annual Meeting will be included in the Proxy Statement and other relevant materials to be filed with the SEC as and when they become available.